Exhibit 10.11

AMENDMENT TO THE AMENDED AND RESTATED
DATA PROCESSING AGREEMENT
by and between
FIDELITY INFORMATION SERVICES, LLC
and
BANCWEST CORPORATION

This Amendment, effective as of April 1, 2016 (the “Effective Date”), is made to the Amended and Restated Data Processing Agreement, dated June 1, 2011, as amended (the “Agreement”), by and between Fidelity Information Services, LLC, an Arkansas limited liability company (“Fidelity”) and BancWest Corporation, a Delaware corporation (“BWE”) (each of Fidelity and BWE, a “Party,” and collectively the “Parties”) for services rendered to itself and its subsidiaries, including Bank of the West (“BOW”) and First Hawaiian Bank (“FHB”).

WHEREAS, BNP Paribas, the sole owner of BWE, may effect a series of reorganization transactions in connection with its consideration of strategic alternatives with respect to FHB resulting in BOW no longer being a subsidiary of BWE but continuing to be an Affiliate of BWE due to both BOW and BWE being direct or indirect wholly owned subsidiaries of BNP Paribas;

WHEREAS, BOW and FHB currently receive certain services from Fidelity under the terms of the Agreement;

WHEREAS, Fidelity desires to continue to provide, and BWE, FHB and BOW desire to continue to receive such services until the Expiration Date of the Agreement;

NOW, THEREFORE, both Parties agree to amend the Agreement as follows:

1.  Definitions

Capitalized terms used in this Amendment, unless otherwise expressly defined in this Amendment, shall have the same meaning as capitalized terms written in the Agreement.

2.  Agreement

2.1                         Subsidiaries.  As long as BOW is an Affiliate of BWE, (i) any references in the Agreement to subsidiaries of BWE shall be deemed to include BOW, and, (ii) for purposes of the Agreement, Fidelity shall treat BOW as if it were a wholly-owned subsidiary of BWE until the Expiration Date of the Agreement.  For the avoidance of doubt, Fidelity shall continue to provide the same services to BOW and FHB, under the same terms, as Fidelity provides as of the Effective Date; provided, however, that Fidelity shall have no obligation to provide such services to BOW if and when BOW is no longer an Affiliate of BWE.  BWE acknowledges that it shall be primarily responsible to Fidelity for the performance or satisfaction by BWE and BWE’s affiliates and subsidiaries of all obligations, duties and liabilities of BWE and such affiliates and subsidiaries under the Agreement, including without limitation FHB and BOW, pursuant to section 43 of the Agreement.

2.2        Client Intellectual Property.  Section 8.3 is amended by replacing the final sentence and               form of notice with the following:

“Fidelity agrees that it will use its best efforts to ensure that all copies of the Client Data and Client Software (or any portion thereof) and all storage media and printed materials containing Client Data or Client Software produced by Fidelity are conspicuously legended with one of the following forms of notice, as instructed by Client:

© Copyright [BancWest Corporation/First Hawaiian, Inc./[BancWest Holding Inc.] 1999 or 20  .  All Rights Reserved.  Unpublished.

THE [DATA/SOFTWARE] CONTAINED HEREIN IS PROPRIETARY AND CONFIDENTIAL TO [BANCWEST/FIRST HAWAIIAN, INC./BANCWEST HOLDING INC.], AND MAY NOT BE TRANSFERRED OR DISCLOSED TO THIRD PARTIES OR DUPLICATED OR USED FOR ANY PURPOSE OTHER THAN THE PURPOSE FOR WHICH IT HAS BEEN PROVIDED.  ANY UNAUTHORIZED USE, DUPLICATION, TRANSFER OR DISCLOSURE OF THIS [DATA/SOFTWARE] IS PROHIBITED BY LAW AND WILL RESULT IN PROSECUTION.]

Notwithstanding anything to the contrary in this section 8.3, Fidelity shall have no obligation to change or update any existing legends on or in copies of Client or Client Software (or any portion thereof) or any storage media and printed materials containing Client Data or Client Software produced by Fidelity and existing prior to receipt of instructions after the Effective Date of the Amendment to the Agreement containing the above legend.

3.  Exhibits

Any reference in Exhibit J (Insurance) to “Bank of the West, First Hawaiian Bank, their parent BancWest Corporation and each of their respective directors, officers and employees” shall be replaced by the following:

“Bank of the West, First Hawaiian Bank, [First Hawaiian, Inc.], and each of their respective directors, officers and employees”]

BWE shall provide Fidelity with written notice of the name change of BancWest Corporation to First Hawaiian, Inc.  Fidelity will furnish an updated Certificate of Insurance within twenty (20) days after receipt of such notice.

4.  Authority

Each Party represents that it has the authority to enter into this Amendment and its authority is not inhibited by any agreement or legal proceeding.

5.  Counterparts

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

6.  Governing Law

Section 35 (Governing Law) shall apply to this Amendment.

7.  No Other Effect

The Parties further agree that the Agreement, except as specifically amended herein, shall continue in full force and effect in accordance with its terms.

IN WITNESS THEREOF, the Parties agree to the foregoing terms as of the Effective Date.

BANCWEST CORPORATION		FIDELITY INFORMATION SERVICES LLC

By:	/s/ Gary L. Caulfield	By:	/s/ Joel Wheelis

Name:	Gary L. Caulfield	Name:	Joel Wheelis

Title:	Vice Chairmain and Chief Information Officer	Title:	SVP: Group Executive

Date:	April 1, 2016	Date:	April 1, 2016